UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 25, 2005

DRS Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-08533 (Commission File Number)	13-2632319 (IRS Employer Identification No.)

5 Sylvan Way, Parsippany, New Jersey 07054 (Address of principal executive offices)

(973) 898-1500 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the (17 CFR 240.13e-4( c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 20, 2004, DRS Technologies, Inc. (DRS) announced that on December 14, 2004, it acquired certain assets, including accounts receivable, inventory and personal property, and certain liabilities of Night Vision Equipment Co., Inc. (NVEC) and Excalibur Electro Optics, Inc (Excalibur or Affiliate), pursuant to an Asset Purchase Agreement dated as of November 5, 2004, between a wholly owned subsidiary of DRS and NVEC and Excalibur. This Current Report on Form 8-K/A is being filed in order to present the combined historical financial statements of NVEC and Excalibur, and pro forma financial information as required by Instruction 5 to Item 2.01 and Item 9.01.

Item 9.01. Financial Statements and Exhibits

a)              Financial Statements of Business Acquired

The following financial statements are filed as exhibits hereto:

99.1      Audited combined financial statements of Night Vision Equipment Company, Inc. and Affiliate as of and for the year ended December 31, 2003.

99.2 Unaudited combined financial statements of Night Vision Equipment Company, Inc. and Affiliate as of September 30, 2004 and 2003 and for the nine-month periods ended September 30, 2004 and 2003.

b)              Pro Forma Financial Information

99.3 Unaudited pro forma condensed combined statements of earnings of DRS Technologies, Inc. and NVEC and Affiliate for the year ended March 31, 2004 and the nine-month periods ended December 31, 2004 and 2003.

c)     Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRS TECHNOLOGIES, INC.
(Registrant)

Date: February 25, 2005	By:

/s/ RICHARD A, SCHNEIDER
Richard A. Schneider
Executive Vice President, Chief Financial

Officer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Independent Auditors’

99.1	Audited combined financial statements of Night Vision Equipment Company, Inc. and Affiliate as of and for the year ended December 31, 2003

99.2	Unaudited combined financial statements of Night Vision Equipment Company, Inc. and Affiliate as of September 30, 2004 and 2003 and for the nine-month periods ended September 30, 2004 and 2003

99.3

Unaudited pro forma condensed combined statements of earnings of DRS Technologies, Inc. and NVEC and Affiliate for the year ended March 31, 2004 and the nine-month periods ended December 31, 2004 and 2003